Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10	Form F-3
(Form Type)	(Form Type)

Brookfield Corporation Brookfield Finance Inc. Brookfield Finance II Inc.	Brookfield Capital Finance LLC Brookfield Finance II LLC Brookfield Finance (Australia) Pty Ltd Brookfield Finance I (UK) plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$3,500,000,000	0.0001476	$516,600(2)

	Total Offering Amounts					$3,500,000,000		$516,600

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$139,050

	Net Fee Due							$377,550

(1)

There are being registered under this registration statement on Forms F-10 and F-3 (this “Registration Statement”) such indeterminate number of (i) debt securities of Brookfield Corporation (formerly known as Brookfield Asset Management Inc.) (“BN”), Brookfield Finance Inc. (“BFI”), Brookfield Finance II Inc. (“BFI II”), Brookfield Capital Finance LLC (“BCF”), Brookfield Finance (Australia) Pty Ltd (the “AUS Issuer”) and Brookfield Finance I (UK) plc (the “UK Issuer”); (ii) guarantees by BN of the debt securities issued by BFI, BFI II, BCF, the AUS Issuer and the UK Issuer; (iii) Class A Preference Shares issuable by BN (“BN Preference Shares”) and Class A Limited Voting Shares (“BN Class A Shares”) issuable by BN or to be resold by selling securityholders; (iv) preferred shares representing limited liability company interests (the “US Preferred Shares”) in Brookfield Finance II LLC (“BFL II”); and (v) guarantees by BN of the US Preferred Shares issued by BFL II, in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $3,500,000,000 (in U.S. dollars or the equivalent thereof in non-U.S. currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the BN Class A Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the BN Class A Shares as a result of stock splits, stock dividends, or similar transactions.

(2)	The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Brookfield Corporation(1) and the Co-Registrants	F-10 and F-3	333-267243 and 333-267244	September 2, 2022		$139,050	Unallocated (Universal) Shelf	(2)	(2)	$1,500,000,000

Fee Offset Sources	Brookfield Corporation(1) and the Co-Registrants	F-10 and F-3	333-267243 and 333-267244		September 2, 2022						$139,050 (2)

(1)	Formerly known as Brookfield Asset Management Inc.
(2)

BN, together with BFI, BFI II, BCF, the AUS Issuer, the UK Issuer and BFL II (such additional registrants, other than BN, the “Co-Registrants”), previously filed a registration statement on Form F-10/Form F-3 (File Nos. 333-267243 and 333-267244), initially filed on September 2, 2022, as amended on September 16, 2022 and declared effective on September 20, 2022 (the “September 2022 Registration Statement”), which registered an indeterminate number of securities to be sold by the registrants and had an aggregate initial offering price not to exceed US$3,500,000,000. The September 2022 Registration Statement was not fully used, resulting in $1,500,000,000 as the unsold aggregate offering amount. This unused amount represents approximately 42.9% of the $324,450 of the registration fees on the September 2022 Registration Statement and results in a fee offset of $139,050. The registrants have terminated or completed any offerings that included the unsold securities under the September 2022 Registration Statement.